-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                           SOUTHWEST GAS CAPITAL I
            (Exact name of registrant as specified in its charter)


               Delaware                                Applied for
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

                         c/o Southwest Gas Corporation
                         5241 Spring Mountain Road
                         Las Vegas, Nevada 89102
          (Address and zip code of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class           Name of each exchange on which
          to be so registered           each class is to be registered

     ___% Trust Originated Preferred              New York Stock Exchange
     Securities (SM) (and the                     Pacific Stock Exchange
     Guarantee with respect thereto)

     If this Form relates to              If this Form relates to the
     the registration of a class          registration of a class of
     of debt securities and is            debt securities and is to become
     effective upon filing pursuant       effective simultaneously with
     to General Instruction A(c)(1)       the effectiveness of a concurrent
     please check the following           registration statement under the
     box.      [ ]                        Securities Act of 1933 pursuant
                                          to General Instruction A(c)(2)
                                          please check the following box. [ ]


     Securities to be registered pursuant to Section 12(g) of the Act:

                                    (None)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.

     The terms and provisions of the ___% Trust Originated Preferred
Securities (SM) (the "Preferred Securities"), representing undivided beneficial interests in the assets of Southwest Gas Capital I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), are described in the Preliminary Prospectus of the Trust and Southwest Gas Corporation filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended ("Rule 424(b)"), on October 25, 1995, which is incorporated by reference herein. The Final Prospectus of the Registrant to be filed by the Registrant with the Commission pursuant to Rule 424(b) is also deemed to be incorporated by reference herein.

Item 2.   Exhibits.

     2.1. Certificate of Trust dated August 17, 1995 of Southwest Gas Capital I (included as an exhibit to the Registrant's Registration Statement No. 33-62143 on Form S-3).

     2.2. Form of Amended and Restated Declaration of Trust of Southwest Gas Capital I (included as an Exhibit to Amendment No. 1 to the Registrant's Registration Statement No. 33-62143 on Form S-3).

     2.3. Form of Preferred Security (attached as Annex I to Exhibit A to the Amended and Restated Declaration of Trust of Southwest Gas Capital I included as Exhibit 2.2 hereto).

     2.4. Form of Guarantee Agreement with respect to the Preferred Securities (included as an Exhibit to Amendment No. 1 to the Registrant's Registration Statement No. 33-62143 on Form S-3).

     2.5 Form of Indenture relating to the Subordinated Debt Securities (included as an Exhibit to the Registrant's Registration Statement No. 33-62143 on Form S-3).

     2.6 Form of First Supplemental Indenture (included as an Exhibit to the Registrants' Registration Statement No. 33-62143 on Form S-3).


                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                    SOUTHWEST GAS CAPITAL I



                    By:     /s/ George C. Biehl
                       ------------------------------
                                  Trustee



                    By:     /s/ Jeffrey W. Shaw
                       ------------------------------
                                  Trustee



                    SOUTHWEST GAS CORPORATION
                         Sponsor of the Registrant and
                         Guarantor under the Guarantee



                    By:     /s/ Thomas J. Trimble
                       -------------------------------
                         Senior Vice President/General
                         Counsel & Secretar


                    Date:     October 25, 1995
                           ----------------------
